                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 October 7, 1999
                              (September 17, 1999)


                        HISPANIC BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                        0-24516               99-0113417
 (State or other jurisdiction     (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

3102 Oak Lawn Avenue, Suite 215
         Dallas, Texas                                              75219
     (Address of principal                                       (Zip Code)
      executive offices)

       Registrant's telephone number, including area code: (214) 525-7700


           ---------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS

              On September 17, 1999, Hispanic Broadcasting Corporation (the "Company") acquired for $118.1 million from Golden West Broadcasters and Jacqueline Autry and Stanley B. Schneider, as co-trustees of the Autry Qualified Interest Trust, the assets of KSCA(FM) serving the Los Angeles market. The Company has been programming KSCA(FM) since February 5, 1997, therefore the historical statements of operations of the Company have included the revenues and operating expenses of KSCA(FM) from that date.

              The assets acquired consist of items of broadcasting and technical equipment utilized in the transmission of radio signals, Federal Communications Commission ("FCC") licenses and other items of personal property associated with the operations of the broadcast facility. Substantially all of the purchase price is expected to be allocated to the FCC licenses.

              The Company previously paid $13.0 million to acquire the option to purchase the assets of KSCA(FM) and such payments were subtracted from the purchase price at closing. To fund the acquisition, the Company borrowed $38.0 million from its $300.0 million revolving credit facility (the "Credit Facility") and used $67.1 million of cash. The cash was generated from operating activities and proceeds of the June 1999 secondary public stock offering (the "June 1999 Offering").

              Assuming the acquisition of KSCA(FM) had occurred on January 1, 1998, for the year ended December 31, 1998 and the six months ended June 30, 1999 on a pro forma basis, depreciation and amortization would have been approximately $3.0 million and $1.5 million, respectively, higher than historical amounts, interest expense, net would have been $6.3 million and $3.1 million, respectively, higher and income taxes would have been $2.6 million and $1.6 million, respectively, less than historical amounts. On a pro forma basis, net earnings would have been reduced to $20.7 million ($0.42 per share) for the year ended December 31, 1998 and $10.5 million ($0.21 per share) for the six months ended June 30, 1999.

              On September 24, 1999, the Company acquired the FCC licenses and transmission equipment of a radio station broadcasting at 94.1 MHz serving the Dallas/Fort Worth market for $65.0 million from SBT Communications Statutory Trust.

              The assets acquired consist of items of broadcasting and technical equipment utilized in the transmission of radio signals and FCC licenses.

              To fund the acquisition, the Company borrowed $8.0 million from the Credit Facility and used $57.0 million of cash. The cash was generated from operating activities and proceeds of the June 1999 Offering.

              The assets acquired by the Company were utilized by Golden West Broadcasters, Jacqueline Autry and Stanley B. Schneider, as co-trustees of the Autry Qualified Interest Trust, and SBT Communications Statutory Trust for the purpose of radio broadcasting. The Company intends to continue such use.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS


  EXHIBIT NO.                       DESCRIPTION
  -----------                       -----------
     10.1     Asset Purchase Agreement, dated April 28, 1999, by and among
              Golden West Broadcasters, Jacqueline Autry and Stanley B.
              Schneider, as co-trustees of the Autry Qualified Interest Trust,
              KTNQ/KLVE, Inc., HBC License Corporation and Heftel Broadcasting
              Corporation (incorporated by reference to Exhibit 10.1 to the
              Registrant's Form 10-Q filed on May 14, 1999).

       10.2   Asset Purchase Agreement, dated July 6, 1999, by and between SBT
              Communications Statutory Trust and HBC Broadcasting Texas, L.P.
              (incorporated by reference to Exhibit 10.4 to the Registrant's
              Form 10-Q filed on August 12, 1999).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Hispanic Broadcasting Corporation

                                       ----------------------------------

                                                   (Registrant)


                                     By: /s/ Jeffrey T. Hinson
                                         --------------------------------
                                     Name:   Jeffrey T. Hinson
                                     Title:  Chief Financial Officer
Dated: October 7, 1999

                                INDEX TO EXHIBITS
                                -----------------

  EXHIBIT NO.                            DESCRIPTION
  -----------                            -----------
     10.1         Asset Purchase Agreement, dated April 28, 1999, by and among
                  Golden West Broadcasters, Jacqueline Autry and Stanley B.
                  Schneider, as co-trustees of the Autry Qualified Interest
                  Trust, KTNQ/KLVE, Inc., HBC License Corporation and Heftel
                  Broadcasting Corporation (incorporated by reference to Exhibit
                  10.1 to the Registrant's Form 10-Q filed on May 14, 1999).
     10.2         Asset Purchase Agreement, dated July 6, 1999, by and between
                  SBT Communications Statutory Trust and HBC Broadcasting Texas,
                  L.P. (incorporated by reference to Exhibit 10.4 to the
                  Registrant's Form 10-Q filed on August 12, 1999).